                                                                   EXHIBIT 10.14

                      FIRST AMENDED AND RESTATED LEASE


    THIS FIRST AMENDED AND RESTATED LEASE ("Lease") is made as of the 28th day of April, 1993 by and between CPC ASSOCIATES, INC., an Indiana corporation, whose address is 2860 N. National Road, Columbus, Indiana 47202-0387 ("Landlord") , and G L INDUSTRIES OF INDIANA, INC., an Indiana corporation, whose address is 2860 N. National Road, Columbus, Indiana 47202-0387 ("Tenant").

                                  RECITALS:

    The facts on which this Lease is based are as follows:

    A. On March 31, 1990, Landlord and Tenant entered into a Lease for the Premises described in Article 1 hereof (the "Original Lease").

    B. The ownership of Tenant has been changed pursuant to a Stock Purchase Agreement of even date herewith between LDM Industries, Inc. and Laurence M. Luke.

    C. Landlord and Tenant desire to amend and restate the Original Lease as set forth herein.

    NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:


                                  ARTICLE 1

                               LEASED PREMISES

    Landlord, in consideration of the rents to be paid by Tenant and the covenants and agreements hereinafter set forth to be performed by Tenant, does hereby agree to lease unto Tenant all of that certain land located in the City of Columbus, County of Bartholomew, State of Indiana, and described with particularity in Exhibit "A" attached hereto and made a part hereof, together with all improvements and appurtenances thereto including that certain building containing approximately 148,225 square feet constructed thereon, and all other items of real or personal property located on or used in connection therewith and owned by Landlord (all such property hereinafter referred to as the "Leased Premises").


                                  ARTICLE 2

                                TERM OF LEASE


    The term of this Lease shall commence on April 28, 1993, (the
"Commencement Date") and shall expire on April 19, 2003,


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unless sooner terminated as herein set forth. If permission is  given to Tenant to enter into possession of the Leased Premises prior to the date specified as the Commencement Date of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all terms, covenants, conditions and provisions of this Lease.


                                  ARTICLE 3

                                    RENT

    Tenant covenants to pay the rent herein reserved and all other sums which may become due hereunder, or be payable by the Tenant hereunder, at the times and in the manner in the Lease provided.

    Tenant covenants to pay to the Landlord as rent for the Leased Premises during the term of the Lease the following rent:

          Rental Period           No. of Months     Monthly Rent
          -------------           -------------     ------------
April 28, 1993 through
     October 19, 1993                   6           $ 30,000.00

October 20, 1993 through
     April 19, 1994                     6           $ 35,000.00

April 20, 1994 through
     April 19, 1995                     12          $ 37,500.00

April 20, 1995 through
     April 19, 2003                     96          $ 40,000.00

    The rents listed above shall be payable in advance, in equal monthly installments as set forth above upon the 20th day of each month or if the lease term shall commence on a day other than the 20th day of a calendar month or shall end on a day other than the 21st day of a calendar month, the rental for the first or last fractional month shall be such proportion of the monthly rentals as the number of days in such fractional month bears to the total number of days in the calendar month.

    At the beginning of and for each rental year commencing with the first rental year of this Lease (i.e. beginning on May 1, 1993 and each May 1st thereafter including each May 1st during any renewal term hereof until this Lease is terminated), the basic monthly rent set forth above shall be adjusted and changed as set forth below.

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

    During the term of this Lease (including any renewal term as set forth in Article 23 below), the basic monthly rent shall be adjusted (either upward or downward) by an amount equal to one-twelfth (1/12th) of the difference between a) the actual amount of interest paid by the Landlord on its $2,160,000 mortgage note with Irwin Union Bank & Trust Co. dated April 1, 1990 (the "Mortgage Note") during the preceding twelve (12) months (or the amount that would have been paid by the Landlord on such Mortgage Note in accordance with its terms if the maturity date of the Mortgage Note had been extended beyond April 1, 1997) and b) the amount of interest that the Landlord would have paid if the interest rate on the Mortgage Loan during the preceding twelve
(12) months had remained constant at 7.75%.

    On April 15th of each rental year, commencing April 15, 1994, the Landlord shall deliver a statement to the Tenant reflecting a) the actual amount of interest paid by the Landlord on the Mortgage Note during the preceding twelve
(12) months (or the amount of interest that would have been paid by the Landlord on such Mortgage Note in accordance with its terms if the maturity date of the Mortgage Note had been extended beyond April 1, 1997) and b) the amount of interest that the Landlord would have been paid if the interest rate on the Mortgage Loan during the preceding twelve (12) months had remained constant at 7.75%.

    If the amount of interest paid by the Landlord (or which would have been paid if the term of the Mortgage Note had been extended beyond April 1, 1997) is greater than the amount of interest the Landlord would have paid if the interest rate remained constant at 7.75%, the monthly rent for the subsequent rental year shall be increased by an amount equal to one-twelfth (1/12) of the amount of interest paid (or which would have been paid) over 7.75%.

    If the amount of the interest paid by the Landlord (or which would have been paid if the term of the Mortgage Note had been extended beyond April 1,
1997) is less than the amount of interest the Landlord would have paid if the interest rate had remained constant at 7.75%, the monthly rent for the subsequent rental year shall be decreased by an amount equal to one-twelfth (1/12) of the amount of interest paid (or which would have been paid) less than 7.75%.

    If Tenant shall fail to pay, when the same is due and payable, any rent, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the prime interest rate per annum of Irwin Union Bank and Trust Company of Columbus, Indiana as it may vary from time to time (the "Prime Rate") plus three percent (3%) per annum, but in no event higher than the legal limit, whichever is lower (the "Default Rate").


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    If the Tenant shall fail to pay, when the same is due and payable, any monthly installment of rent on or before fifteen (15) days after the date such installment is due, then, in addition to the basic monthly rent and the interest referred to in the preceding paragraph, the Tenant shall pay to the Landlord a "late charge" equal to five percent (5%) of the amount of the monthly installment of rent then due.


                                   ARTICLE 4

                                   UTILITIES

    Tenant shall be solely responsible for and agrees to pay all charges made against the Leased Premises for gas, heat, water, electricity, sewage disposal, telephone charges, telecommunication charges and all other utilities during the term of this Lease as the same shall become due.


                                      ARTICLE 5

               REPAIRS, MAINTENANCE AND ACCEPTANCE OF PREMISES

    Landlord hereby delivers to Tenant, and Tenant hereby accepts from Landlord, possession of the Leased Premises. Tenant represents and warrants that it has fully examined the Leased Premises and accepts the Leased Premises in their current condition, subject to the terms of this Lease and the plans and specifications of the building(s) constructed thereon and agrees that it will accept the Leased Premises in an "as is" condition without representation or warranty, express or implied, in fact or by law, by Landlord and without recourse to Landlord as to the physical condition, usability or suitability of the Leased Premises for the use or uses for which the Leased Premises may be put.

    Tenant agrees, at all times during the Lease term and at its own expense, to maintain the Leased Premises in the same condition and state of repair existing as of the Commencement Date except for normal wear and tear. Such repair obligation shall include any and all appurtenances to the Leased Premises, including the roof, the foundation, the four (4) outer walls, the exterior and interior portion of all doors, door checks, windows, plate glass, walks, drives, parking areas, landscaping, snow removal, heating and air conditioning systems, electrical and wiring, plumbing and all conduits.

    Notwithstanding the foregoing, the Tenant's repair obligations with respect to the roof shall be specifically limited to those activities which involve repairs of leaks in the roof on a "spot" basis.


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

    During the term of this Lease, the Landlord and the Tenant shall cooperate with each other to determine whether repairs to the roof or replacement of the roof are required beyond "spot" repairs. If such repairs or replacements are required in the mutual judgment of the Landlord and the Tenant, then the Landlord and the Tenant shall agree upon the extent and cost of such repairs or replacement and the allocation of financial responsibility for such repairs or replacement.

    In addition, Landlord shall not be obligated to repair or replace any damaged trade fixtures installed or attached to the Leased Premises or leasehold improvements made by Tenant.

    Tenant agrees to permit Landlord and its authorized representative to enter the Leased Premises at all reasonable hours and with reasonable prior notice (except in the case of emergency when Landlord may enter the Leased Premises at any hour without prior notice) for the purpose of inspecting same and exhibiting same to prospective tenants, purchasers or lenders. If Landlord reasonably deems any repairs necessary which are required to be made by Tenant, Landlord may demand that the Tenant make the repairs forthwith, and if Tenant refuses or neglects to promptly commence any repairs deemed necessary by Landlord, and/or complete same with reasonable dispatch, Landlord may make or cause to be made such repairs. Except for the negligent or wilful acts or omissions of Landlord, its agents or contractors, Landlord shall not be responsible to Tenant for any loss or damage that may accrue to its stock or business as a result of Tenant's failure to protect such property during repair. If Landlord makes or causes such repairs to be made, Tenant will pay to Landlord the cost thereof with interest at the Default Rate from the date Landlord invoices Tenant for such repair as so much additional rent hereunder due from Tenant to Landlord and shall be repaid to the Landlord with the rent next due hereunder.


                                  ARTICLE 6

                            TAXES AND ASSESSMENTS

    Tenant shall be responsible for and agrees to pay to Landlord as additional rent all taxes and assessments which may be levied or assessed by any lawful authority during each calendar year during the term of this Lease against the land, the building(s) or the Leased Premises or any part thereof (the "Taxes") at least ten (10) days prior to the day fixed by law for the first interest or penalty to accrue thereon. Landlord shall promptly deliver all bills for Taxes to Tenant. Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of or in addition to all or any part of real property taxes as revenue sources, and which in


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

whole or in part are measured or calculated by or based upon the Leased Premises, the free hold estate of the Landlord, the leasehold estate of the Tenant, or the rent and other charges payable hereunder. In no event shall Tenant be obligated to pay any income taxes of Landlord, If any tax is imposed by a taxing authority which is not in substitution for real estate taxes and is based on the income from the Leased Premises, such tax shall not be deemed to be the obligation of Tenant hereunder. In addition, all reasonable costs and expenses incurred by Landlord during negotiations for or contests of the amount of the Taxes shall be included within the term "Taxes"; provided, however, that Tenant shall have the first right to contest Taxes at Tenant's expense.

    Tenant shall pay the Taxes levied or assessed for or during the term hereof on or before the last day that such taxes may be paid without interest or penalty; provided, that in the event Landlord is required under any mortgage covering the Leased Premises to escrow real estate taxes, Landlord shall be obligated to use the amount required to be so escrowed as a basis for its estimate of the monthly installments due from Tenant hereunder and the Tenant, as long as it is not in default hereunder, shall be entitled to pay such Taxes directly to Landlord's mortgagee in satisfaction of the Landlord's obligation to the mortgagee. If the Tenant fails to make such payment on a timely basis, the Landlord may pay such Taxes itself and the Tenant shall be obligated to reimburse the Landlord immediately for any such unpaid amount plus interest at the Default Rate. Upon the receipt of all tax bills and assessment bills attributable to any calendar year during the term hereof, Landlord shall furnish Tenant with a written statement of the actual amount of the Taxes for such year. In the event no tax bill is available, Landlord will compute the amount of the Taxes. If the total amount paid by the Tenant during the previous year is less than the amount that should have been paid by the Tenant for such year, as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within fifteen (15) days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall be credited against the next installment of Taxes due
from Tenant to Landlord hereunder.   Any interest earned on the monthly
installments paid hereunder shall belong to Landlord, All amounts due hereunder shall be payable to Landlord at the place where the rent is payable. For the calendar years in which this Lease commences and terminates, the provisions of this Article 6 shall amply, and Tenant's liability for any Taxes for such years shall be subject to a pro-rata adjustment based on the number of days of said calendar years during which the term of this Lease is in effect. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall, at all times, be sufficient evidence


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of the amount of the Taxes assessed or levied against the Leased Premises to which such bill relates. Prior to or at the commencement of the term of this Lease and from time to time thereafter throughout the term hereof, Landlord shall notify Tenant in writing of Landlord's estimate of Tenant's monthly installments due hereunder. In the event a refund of Taxes is obtained, the portion of the refund which is credited to the Tenant shall be based upon the percentage of the original Taxes paid by Tenant from which the refund was derived. Tenant shall pay all real and personal property taxes levied or assessed to the Leased Premises, including taxes attributable to all alterations, additions, or improvements made by Tenant.


                                  ARTICLE 7

                              USE AND OCCUPANCY

    It is understood and agreed between the parties that the Leased Premises during the continuance of this Lease shall be used and occupied solely for the manufacturing of plastic products and related uses or other uses allowed by law and approved by Landlord in writing which approval shall not be unreasonably withheld or delayed. Tenant agrees, at its own expense, to obtain all approvals, certificates, licenses or permits relating to the business operations to be conducted by Tenant on the Premises. Tenant agrees that it will comply with and not use or permit any person to use the Leased Premises or any part thereof for any use or purpose in violation of the laws of the United States, the State of Indiana, the ordinances or other regulations of the municipality in which the Leased Premises is located, or of any other lawful authorities, or the building and use restrictions in effect covering the Leased Premises. During the Lease term Tenant will keep the Leased Premises and every part thereof in a sanitary condition and generally will comply with all lawful health and police regulations relating to Tenant's use of the Leased Premises. If any alteration to the Leased Premises is required by law relating to Tenant's use of the Leased Premises, including but not limited to alterations required by building codes, environmental statutes and police and fire authorities, the Tenant shall promptly make such alterations at its sole cost and expense. All signs and advertising displayed in and about the Leased Premises shall be such only as to advertise the business carried on upon the Leased Premises.


                                  ARTICLE 8

                      LIABILITY INSURANCE AND INDEMNITY

     A. At and after the Commencement Date, Tenant agrees to defend, indemnify and hold Landlord harmless from claims: (i)


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for personal injury, death or property damage; (ii) for incidents occurring in or about the Leased Premises; and (iii) caused by the gross negligence or wilful misconduct of Tenant, its agents, contractors or invitees. When the claim is caused by the joint negligence or wilful misconduct of Tenant and Landlord or Tenant and a third party unrelated to Tenant, except Tenant's agents, employees or invitees, Tenant's duty to defend, indemnify and hold Landlord harmless under this subparagraph shall be in proportion to Tenant's allocable share of the joint negligence or wilful misconduct.

    B. At and after the Commencement Date, Landlord agrees to defend, indemnify and hold Tenant harmless from claims: (i) for personal injury, death or property damage, (ii) for incidents occurring in or about the Leased Premises; and (iii) caused by the gross negligence or wilful misconduct of Landlord, its agents, invitees or contractors. When the claim is caused by the joint negligence or wilful misconduct of Landlord, except Landlord's agents, employees, invitees or contractors, Landlord's duty to defend, indemnify and hold Tenant harmless shall be in proportion to Landlord's allocable share of the joint negligence or wilful misconduct.

    C. Notwithstanding anything contained herein to the contrary, Landlord and Tenant each release each other from any claims either party (the "Injured Party") has against the other. This release is limited to the extent that the claim is covered by the Injured Party's insurance or the insurance the Injured Party is required to carry under this Lease, whichever is greater.

    D. Tenant agrees that it will at all times during the term hereof, carry and maintain, for the mutual benefit of Landlord and Tenant and naming the Landlord, any other parties in interest reasonably designated by Landlord, and Tenant as insured parties, commercial general public liability and property damage insurance with respect to the Leased Premises and the business operated by Tenant and any subtenants of Tenant in the Leased Premises against claims for personal injury, sickness or disease, including death and property damage in, on or about the Leased Premises, such insurance to afford protection to the limit of not less than $2,000,000.00 in respect to each person, and to the limit of not less than $2,000,000.00 in respect to any one occurrence causing bodily injury or death, and liability for property damage (with no deductible provisions unless a higher deductible amount is specifically agreed to in writing by the Landlord) of not less than $2,000,000.00 in respect to any one occurrence, and worker's disability compensation insurance required by the laws of the State of Indiana, and will also carry, for the mutual benefit of Landlord and of Tenant, if any is required by Landlord, steam boiler insurance naming Landlord


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

and Tenant as insured parties, on all steam boilers, pressure vessels and other such apparatus, including piping, at any time located on the Leased Premises, in such amounts as Landlord may from time to time require. Tenant shall furnish Landlord with a certificate of such insurance policy or policies. All such insurance shall be procured from a responsible insurance company satisfactory to Landlord and authorized to do business in the State of Indiana and may be obtained by Tenant by endorsement on its blanket insurance policies, provided the insurance company or companies are satisfactory to Landlord. All such policies shall provide that the same may not be canceled or materially modified except upon thirty (30) days prior written notice to Landlord. In the event Tenant shall fail to procure such insurance and to keep such insurance in effect during the entire term hereof, Landlord may, at its option following ten
(10) days prior written notice to Tenant, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as additional rent upon receipt by Tenant of bills therefor.

    In case any action or proceeding shall be commenced against Landlord growing out of any loss, cost, damage or expense for which Tenant is responsible under this Article, Landlord may give written notice of the same to Tenant and thereafter Tenant shall assume and discharge all obligations to defend the same and save and keep Landlord harmless from all expenses, counsel fees, costs, liabilities, judgments and executions in any manner growing out of, pertaining to, or connected therewith.

    Notwithstanding anything contained herein to the contrary, Tenant will name as additional insureds or loss payees, as their interests may appear, any mortgagee for which Landlord has provided Tenant with the name and address.


                                  ARTICLE 9

          FIRE INSURANCE AND EXTENDED COVERAGE; RENT LOSS INSURANCE

    Tenant shall procure and keep in full force and effect throughout the term of this Lease, insurance covering the building(s) and all other improvements on the Leased Premises in an amount equal to one hundred (100%) percent of the replacement cost thereof (with a $1,000.00 deductible for any one casualty unless a higher deductible amount is specifically agreed to in writing by the Landlord) against loss by fire, vandalism, malicious mischief, lightning, smoke, windstorm, sprinkler leakage, elevator collision and such other perils as are from time to time included in a standard extended coverage endorsement. Tenant shall furnish Landlord with a certificate of such insurance policy or policies. Such insurance shall be procured from a responsible insurance company reasonably satisfactory to the Landlord licensed to do business in Indiana, and shall insure Landlord and Landlord's mortgagee(s) and Tenant, as their interest may appear. Each such policy shall provide for thirty (30) days' written notice to Landlord and Tenant of any cancellation or material modification.

    Tenant shall be responsible for procuring such insurance as it may desire covering the interior and contents of the Leased Premises, including without limitation, partitions, floor coverings, carpeting, drapes, shades, furniture, office equipment, inventory and any machinery and equipment within and/or affixed to the building(s).

    Tenant shall cause each insurance policy procured by it covering the Leased Premises to be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by any such policies.

     In the event that payment of premiums relative to any insurance required under this Article 9 is to be made from an escrowed fund required to be established by Landlord as mortgagor under the terms of any mortgage on the Leased Premises, then Landlord shall so notify Tenant. Tenant shall be required to directly pay premiums into such escrowed fund in an amount equal to the amount required to be paid by Landlord under the terms of any such mortgage. If the Tenant fails to make such payment on a timely basis, the Landlord may pay such premiums itself and the Tenant shall be obligated to reimburse the Landlord immediately for any such unpaid amount plus interest at the Default Rate. If actual premiums, when due, exceed the total amounts from time to time paid therefor by Tenant, then the Tenant shall, upon demand by Landlord, pay any deficiency to Landlord. If such payments by Tenant over the term of the Lease exceed the amount of premiums paid therefrom such excess shall be refunded by the Mortgagee to Landlord, whichever first occurs, provided Tenant is not in default.

    Tenant shall procure and keep in full force and effect throughout the term of this Lease rental loss insurance protecting the Landlord from loss of rent (including Tenant paid expenses) for a period of three (3) years.

    Notwithstanding anything contained herein to the contrary, Tenant will name as additional insureds or loss payees to the extent required and as their interests may appear, any mortgagee of record (provided Landlord delivers to Tenant written notice of the name and address of such mortgagee) and the Landlord. In addition, Tenant shall agree to cause to be included in each insurance policy required hereunder such provisions as may be reasonably required by any lender to Landlord.

                                 ARTICLE 10

                         DESTRUCTION AND RESTORATION

    If, after the commencement of the term of the Lease, and prior to the expiration or earlier termination hereof, the Leased Premises shall be partially damaged (as distinguished from "substantially damaged," as that term is hereinafter defined) by fire or casualty, Landlord shall promptly proceed with due diligence to restore the Leased Premises to substantially the condition in which the Leased Premises were in at the time of such damage, but Landlord shall not be responsible for delay which may result from any cause beyond the reasonable control of Landlord.

    Subject to the terms and conditions contained in the mortgage between the Landlord and any mortgagee of the Leased Premises, if, after the commencement of the term of this Lease, and prior to the expiration or earlier termination hereof, the building and improvements located on the Leased Premises shall be substantially damaged (as that term is hereinafter defined) by fire or casualty, the risk of which is covered by Tenant's insurance, and neither Landlord nor Tenant elects to terminate this Lease as hereinafter set forth, Landlord shall promptly restore (consistent, however, with zoning laws and building codes then in existence) the Leased Premises to substantially the condition which the Leased Premises were in at the time of such damage, except as hereinafter provided, but Landlord shall not be responsible for delay which may result from a cause beyond the reasonable control of Landlord. Should the net amount of insurance proceeds available to Landlord be insufficient to cover the cost of restoring the Leased Premises, in the reasonable estimate of the Landlord, either Landlord or Tenant may, but shall have no obligation to, supply the amount of such insufficiency and restore the Leased Premises with all reasonable diligence, or Landlord or Tenant may terminate this Lease by giving written notice to the other party not later than thirty (30) days after Landlord has reasonably determined the estimated net amount of insurance proceeds available to Landlord and the estimated cost of such restoration.

    The term "substantially damaged", as used herein shall refer to damage of such a character that the normal molding operations of Tenant cannot be conducted for a period of thirty (30) consecutive days or more.

    If the Leased Premises shall be damaged by fire or casualty, the basic rent shall abate or be reduced proportionately for the period in which by reason of such damage, there is substantial interference with the operation of the business of Tenant, but such abatement or reduction shall end upon completion by Landlord


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
of the work which Landlord is required to do under this Article 10 in restoration of the Leased Premises.


                                 ARTICLE 11

                                 ALTERATIONS

    The parties agree that Tenant shall not make any alterations, additions or improvements to the Leased Premises without the written consent of the Landlord, which consent shall not be unreasonably withheld or delayed, and, if required by the terms of any mortgage on the Leased Premises, the written consent of any such mortgagee. Upon the expiration of this Lease, Tenant shall not remove any alterations, additions or improvements, except movable office furniture, equipment and trade fixtures put in at the expense of Tenant, and any such alterations, additions or improvements (other than movable office furniture and trade fixtures put in at the expense of Tenant) shall be the property of Landlord and shall remain upon and be surrendered with the Leased Premises at the termination of this Lease.


                                 ARTICLE 12

                              MECHANIC'S LIENS

    Tenant shall not suffer or permit any Statement of Intention to hold a mechanic's lien to be filed against the Leased Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Leased Premises or any part thereof through or under Tenant. If any such mechanic's lien shall at any time be filed against the Leased Premises, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing the same obtain affirmative title insurance coverage against the enforcement of such lien or post reasonable security with Landlord (such as a bond or cash collateral). If Tenant shall fail to discharge, insure over or secure over such mechanic's lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or by giving security or in such other manner as is, or may be, prescribed by law. Any amount paid by Landlord for any of the aforesaid purposes, and all reasonable legal and other expenses of Landlord, including reasonable counsel fees, in or about procuring the discharge of such lien, together with all necessary disbursements in connection therewith, and together with interest thereon at the Default Rate from the date of payment, shall be repaid by Tenant to Landlord on demand, and if unpaid may be treated as additional rent. Nothing herein


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

contained shall imply any consent or agreement on the part of Landlord to subject Landlord's estate to liability under any mechanic's lien law.


                                 ARTICLE 13

                                    WASTE

    Tenant covenants not to do or suffer any waste, damage, disfigurements or injury to the Leased Premises or any improvement now or hereafter on the Leased Premises, or the fixtures and equipment thereof, or permit or suffer any overloading of the floors thereof.


                                 ARTICLE 14

                        CONDITION OF LEASED PREMISES

    Tenant is fully familiar with the physical condition of the Leased Premises and Landlord had made no representations of any nature in connection with the condition of the Leased Premises.


                                 ARTICLE 15

                               EMINENT DOMAIN

    If the whole or a substantial portion of the Leased Premises shall be taken by any public authority under the power of eminent domain, the Tenant may terminate this Lease upon written notice to Landlord within thirty (30) days following entry of a final order condemning the Leased Premises or such substantial portion thereof or purchase by a deed in lieu of condemnation, or continue this Lease of the Leased Premises but in such case the rent payable hereunder shall abate pro-rata based on the square footage of the Leased Premises taken. In the event that Tenant shall not elect to terminate this Lease or the taking is less than a substantial portion of the Leased Premises, Landlord shall make all necessary repairs to the Leased Premises to render and restore the same to the complete architectural unit and Tenant shall continue in possession of the portion of Leased Premises not taken under the power of eminent domain under the same terms and conditions as are in direct proportion to the amount of the Leased Premises so taken. All damages awarded for such taking shall belong to and be the property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold or to the fee of the Leased Premises provided, however, Landlord shall not be entitled to any portion of the award made to Tenant for removal and reinstallation of fixtures, moving expenses, loss of business or the value of Tenant's leasehold interest. For purposes of this Article "substantial portion" shall be deemed to be in excess of twenty-five (25%) percent of the floor area of the 148,225 sq. ft. building constructed on the Leased Premises.


                                  ARTICLE 16

                          ASSIGNMENT AND SUBLETTING

    Tenant covenants not to assign or transfer this Lease or hypothecate or mortgage the same or sublet the Leased Premises or any part thereof without the prior written consent of Landlord, which consent shall be at Landlord's sole discretion. In the event of any such assignment or transfer with Landlord's consent, Tenant shall remain fully liable to perform all of the obligations under this Lease unless the Tenant is specifically released in writing from its obligations by Landlord. In the event of any assignment, transfer (including transfers by operation of law or otherwise), hypothecation, mortgage or subletting without such written consent, in addition to any other right or remedy Landlord may have under the provisions of this Lease, Landlord shall have the right to terminate this Lease and/or to re-enter and repossess the Leased Premises but Landlord's rights to damages shall survive and Tenant shall in no way be released from any of its obligations under this Lease. Consent by Landlord to one or more assignment of this Lease or to one or more subletting of said Leased Premises shall not be deemed to be a waiver of the requirement for consent of Landlord to any future assignment or subletting; provided, however, notwithstanding anything contained therein to the contrary, Landlord and/or Tenant shall not assign or sublease this Lease without the prior written approval of any mortgagee to the extent such written consent shall be required of such mortgagee and any unauthorized assignment or sublease shall be void. Landlord and Tenant hereby acknowledge that this Lease may be assigned to any of Landlord's mortgagees and that a Memorandum of this Lease (but not the Lease itself) may be recorded in the appropriate public records. Notwithstanding anything contained in this Lease to the contrary, this Lease may be assigned with the prior written consent (which shall not be unreasonably withheld) of Landlord, to any corporation into which Tenant may be merged or consolidated or to any corporation which shall be an affiliate, subsidiary, parent or successor of Tenant, to a purchaser of substantially all of Tenant's assets or to a partnership, the majority interest of which shall be the current owners of Tenant.

                            ARTICLE 17

            RIGHT TO MORTGAGE, ATTORNMENT AND SET OFF

    Subject to the terms and conditions of this Article, this Lease shall be subordinate to any mortgage encumbering the Leased Premises at any time during the term thereof and to any and all advances made thereunder, replacements and extensions thereof. Anything herein to the contrary notwithstanding, any mortgagee, at its election, by notice in writing delivered to Landlord and Tenant, shall be entitled to have this Lease treated as prior to the lien of its mortgage, whether or not this Lease is executed prior or subsequent to the date of such mortgage. For purposes of this Article, "mortgage" shall include both construction and permanent financing and shall be deemed to include mortgages, leasehold mortgages, land contracts, deeds of trust or other financing instruments. Tenant will execute any instruments reasonably requested by Landlord to subordinate this Lease to the lien of any mortgage. Notwithstanding anything contained in this Article to the contrary, Tenant's obligation to subordinate this Lease to the lien of any "mortgage" is expressly conditioned upon the agreement of the holder of any such mortgage to enter into a subordination, non-disturbance and attornment agreement in commercially reasonable form and substance.

    If proceedings are brought for the foreclosure of any mortgage or a deed is delivered to a mortgagee by Landlord in lieu of such foreclosure, or if a mortgagee shall exercise a power of sale under any mortgage made by Landlord covering the Leased Premises, Tenant shall attorn to the purchaser, upon any such foreclosure or sale and shall recognize such purchaser as Landlord under this Lease. Within ten (10) days after written request by Landlord, Tenant shall execute and deliver to Landlord a statement in recordable form certifying (i) whether or not this Lease is in full force and effect, (ii) the Commencement Date, (iii) whether or not the rent is paid currently without set-off or defense thereof, (iv) the amount of rent, if any, paid in advance, and (v) whether or not there are uncured defaults by Landlord or stating those claimed by Tenant. Tenant hereby irrevocably appoints Landlord its attorney-in-fact with full power and authority to execute and deliver in the name of Tenant any such instrument or instruments upon Tenant's failure to comply with the provisions of this Section.


                            ARTICLE 18

                     BANKRUPTCY OR INSOLVENCY

    Neither this Lease nor any interest therein nor any estate thereby created shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law, except as may specifically be provided pursuant to the United States Bankruptcy Code (the "Bankruptcy Code").

    In the event the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state insolvency or bankruptcy act or the Bankruptcy Code, or if a receiver or trustee of the property of Tenant shall be appointed by reason of Tenant's insolvency or inability to pay its debts, or if any assignment shall be made of Tenant's property for the benefit of creditors, then and in any such event, this Lease and all rights of Tenant hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date set forth herein and fixed for the expiration of the Lease term, and Tenant shall vacate and surrender the Leased Premises but shall remain liable as herein provided.

    Upon filing of a petition by or against Tenant under the Bankruptcy
Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (1) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and (2) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Leased Premises an amount equal to the rent and other charges otherwise due pursuant to this Lease; and (3) to reject or assume this Lease within sixty
(60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter; and (4) to give Landlord at least forty-five (45) days prior written notice of any proceeding relating to any assumption of this Lease; and (5) to give at least thirty (30) days prior written notice of any abandonment of the Leased Premises; and (6) to do all other things of benefits to Landlord otherwise required under the Bankruptcy Code; and (7) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (8) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

    No default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

                            ARTICLE 19

            EVENTS OF DEFAULT AND LANDLORD'S REMEDIES

    Events of Default.  Any of the following shall be deemed an Event of
Default:

    A. The failure to pay any installment of rent and other amounts due hereunder when they are due and the failure continues for five (5) business days after written notice from Landlord to Tenant that such rent and/or other amounts are overdue.

    B. Tenant's failure to perform or observe any other covenant, term or condition of this Lease to be performed or observed by Tenant and if curable, the failure continues for fifteen (15) days after notice thereof is given to Tenant.

    C.   Abandonment of the Leased Premises.

    D.   The filing or execution or occurrence of:

         (1) An involuntary petition in bankruptcy against Tenant and the failure of Tenant, in good faith, to have the petition dismissed within 60 days of filing.

         (2) A petition against Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the Bankruptcy Act, and the failure of Tenant in good faith to have such petition dismissed within 60 days of filing,

         (3)  A general assignment for the benefit of creditors by Tenant.

         (4)  A voluntary petition in bankruptcy by Tenant.

         (5) The taking by any party of the leasehold created hereby, or any part thereof, upon foreclosure, levy, execution, attachment or other process of law or equity.

         (6) The adjudication of Tenant as insolvent or bankrupt pursuant to the provisions of any state insolvency or bankruptcy act or the Bankruptcy Code.

         (7) The appointment of a receiver or trustee of the property of Tenant.

    For purposes of this Article 19, the term "Tenant" shall include any assignee, sublessee or guarantor of Tenant. This provision, however, shall not be construed to permit the assignment of this Lease, nor the subletting of the Leased Premises, except as may be permitted hereby.

    Landlord's Remedies. Upon the occurrence of any Event of Default, Landlord may, at its option, in addition to any other remedy or right it has hereunder or by law:

    A. Re-enter the Leased Premises, without demand or notice, and resume possession by an action in law or equity or otherwise and without being liable in trespass or for any damages and without terminating this Lease. Landlord may remove all persons and property from the Leased Premises and such property may be removed and stored at the cost of Tenant.

    B. Terminate this Lease at any time upon the date specified in a notice to Tenant. Tenant's liability for damages shall survive such termination. Upon termination such damages recoverable by Landlord from Tenant shall, at Landlord's option, be either an amount equal to "Liquidated Damages" or an amount equal to "Indemnity Payments."

    "Liquidated Damages" means an amount equal to the excess of the rentals provided for in this Lease which would have been payable hereunder by Tenant, had this Lease not so terminated, for the period commencing with such termination and ending with the date set for the expiration of the original term granted (or ending with the date set for expiration of the renewal term if the Lease has been renewed pursuant to Article 23 below) (hereinafter referred to as "Unexpired Term"), over the reasonable rental value of the Leased Premises for such Unexpired Term.

    "Indemnity Payments" means an amount equal to the rent and other payments provided for in this Lease which would have become due and owing thereunder from time to time during the Unexpired Term plus the cost and expenses paid or incurred by Landlord from time to time in connection with:

    (1)  Obtaining possession of the Leased Premises;

    (2)  Removal and storage of Tenant's or other occupant's property;

    (3)  Care, maintenance and repair of the Leased Premises while vacant;

    (4)  Reletting the whole or any part of the Leased Premises;

    (5) Repairing, altering, renovating, partitioning, enlarging, remodeling or otherwise putting the Leased Premises, either separately or as part of larger premises, into condition acceptable to, and reasonably necessary to obtain new lessees.

    (6) Making all repairs, alterations and improvements required to be made by Tenant hereunder and of performing all covenants of the Tenant relating to the condition of the Leased Premises less the rent and other payments, if any, actually collected and allocable to the Leased Premises or to the portions thereof relet by Landlord. Tenant shall on demand make Indemnity Payments monthly and Landlord can sue for all Indemnity Payments as they accrue.

    C. Without terminating this Lease, relet the Leased Premises without the same being deemed an acceptance of a surrender of this Lease nor a waiver of Landlord's rights or remedies and Landlord shall be entitled to Indemnity Payments, as heretofore defined, from Tenant. Any reletting by Landlord may be for a period equal to or less than, or extending beyond the remainder of the original term, or for the whole or any part of the Leased Premises, separately or with other premises or for any sum or to any lessee or for any use Landlord deems appropriate.

    D. If Tenant vacates or abandons the Leased Premises in violation of this Lease, any property or equipment or sign, interior or exterior, that Tenant leaves on the Leased Premises shall be deemed to have been abandoned, and may either be retained by the Landlord as the property of Landlord, or may be disposed of at public or private sale as Landlord sees fit. The proceeds from the sale of any property of Tenant sold at public or private sale or the then current fair market value of such property as may be retained by Landlord shall be applied by Landlord against (1) the expenses of Landlord for removal, storage or sale of the personalty, (2) the arrears of rent or future rent payable under this Lease, and (3) any other damages to which Landlord may be entitled hereunder. The balance of such amounts, if any, shall be given to Tenant.

    Landlord shall have the option to treat as abandoned and to retain all personal property or movable trade fixtures belonging to Tenant that Tenant fails to remove by the expiration date of the term of this Lease specified in
Article 2 above, or Landlord may remove those items from the Leased Premises and store the property at the expense of the Tenant.

    All rights and remedies of Landlord under this Lease shall be cumulative and none shall be exclusive of any other rights and remedies allowed by law.


                                  ARTICLE 20

                                  NON-WAIVER

    Waiver of any one breach of the covenants or conditions of this Lease or the non-performance of the same for any particular time shall not be construed as a waiver of any succeeding breaches of the same or other covenant or condition hereof, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. Tenant shall pay all attorneys' fees and expenses of Landlord in enforcing any of the obligations of Tenant under this Lease, or in any litigation or negotiation in which Landlord shall, without its fault, become involved through or on account of this Lease.

    No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.


                                  ARTICLE 21

                                 HOLDING OVER

    It is hereby agreed that in the event of Tenant holding over after the termination of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, and Tenant shall pay to Landlord a daily occupancy charge equal to six percent (6%) of the monthly rental under Article 3 (plus all other charges payable by Tenant under this Lease) for each day from the expiration or termination of this Lease until the date the Leased Premises are delivered to Landlord in the condition required herein, and Landlord's right to damages for such illegal occupancy shall survive.

                                  ARTICLE 22

                                  RE-RENTING

    Tenant hereby agrees that for a period commencing one hundred eighty
(180) days prior to the termination of this Lease, Landlord may show the Leased Premises to prospective tenants, at all reasonable times, upon reasonable prior notice, and one hundred eighty (180) days prior to the termination of this Lease, may display in and about the Leased Premises and in the windows thereof, the usual and ordinary "For Rent" signs.


                                  ARTICLE 23

                               OPTION TO RENEW

    At the expiration of the initial ten (10) year Lease term referred to in Article 2 above, the Tenant shall have the option to renew this Lease for two five (5) year renewal terms. The Tenant shall be entitled to exercise its option to renew the Lease only if:

    1.   The Tenant is not currently in default under the terms  of the lease;
         and

    2. The Lease is currently in full force and effect and has not been terminated for any reason; and

    3. The Tenant provides the Landlord with written notice of its intention to exercise its option to renew at least one hundred eighty (180) days prior to the expiration of the initial Lease term.

    The provisions of the Lease during any renewal term, including the rent, shall be identical to those of the Lease during the initial term of this Lease with the exception that the rental during each such renewal term shall be $40,000.00 per month adjusted by the mortgage interest rate adjustment referred to in Article 3 above and by any change in the index now known as the United States Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers, All Items for North Central Region (1977=100) (the "Index") provided that the amount payable by the Tenant under this Lease as basic monthly rental shall not be less than $40,000.00 plus or minus the mortgage interest rate adjustment referred to in Article 3 above.

    The adjustment in monthly rent for each rental year commencing with the first rental year of the first renewal term of this Lease shall be accomplished by multiplying the basic monthly rental for the first month of the new rental year

(without including any cost of living adjustments) by a fraction, the numerator of which shall be the most recently published monthly Index preceding the first day of the rental year for which adjustment is made and the denominator of which shall be the monthly Index for the same month in the year 2002.



     If the Index is discontinued or unavailable, the Landlord and Tenant shall substitute another standard nationally recognized cost of living index reasonably calculated to reflect the impact of inflation on the basic monthly rent under this Lease.



                            ARTICLE 24

         OBLIGATION OF TENANT TO PURCHASE LEASED PREMISES

    At any time during the term of this Lease (including any renewal term) that a sale or transfer of a majority of the assets or issued and outstanding stock of either the Tenant or LDM Industries, Inc. ("LDM"), a Michigan corporation, occurs, then the Tenant shall notify the Landlord in writing of such sale or transfer within five (5) days of the date of such sale or transfer and the Tenant shall be obligated to purchase the Leased Premises from the Landlord for "fair market value".

    Within ten (10) days of the date the Tenant notifies the Landlord of the sale or transfer of a majority of the assets or stock of the Tenant or LDM, the Landlord and the Tenant shall meet to determine whether they can agree on a "fair market value" for the Leased Premises. If they do agree, then the agreed-upon value shall be the purchase price for the Leased Premises.

    If the parties cannot agree on a "fair market value", then each party shall select a real estate appraiser familiar with industrial real estate in Columbus, Indiana, to determine "fair market value". The two appraisers so selected shall have fifteen (15) days in which to determine the "fair market value" by agreement. If these two appraisers cannot agree upon a "fair market value" within such fifteen (15) day period, the two appraisers shall, within ten (10) days of the expiration of such fifteen (15) day period, jointly select a third appraiser. The Landlord's and the Tenant's respective appraisers shall each supply the third appraiser with their respective determinations of "fair market value". Within thirty (30) days of his or her appointment, the third appraiser shall make an independent determination of the "fair market value" and the average of the two appraisals closest in value shall be the "fair market value" and purchase price and shall be binding upon both Landlord and Tenant. The cost of the third appraiser shall be borne equally by the Landlord and the Tenant.

    All appraisers selected by either party to determine "fair market value" shall be MAI appraisers or industrial real estate brokers, shall have a minimum of five (5) years of general commercial/industrial real estate experience and shall have substantial recent experience and knowledge of the industrial real estate market in Columbus, Indiana and southeastern Indiana.

    Within thirty (30) days from the date that the "fair market value" and purchase price is determined as set forth above, the Landlord shall order and shall provide to Tenant an owner's title insurance commitment in the full amount of the purchase price issued by a title insurance company licensed to do business in the State of Indiana along with copies of all of the underlying documents referred to in the title insurance commitment. The premium for the title insurance policy issued pursuant to this commitment shall be paid for by the Landlord.

    The Tenant shall have fifteen (15) days from the date of receipt of the commitment within which to review or have its attorney review the title insurance commitment. Within this fifteen (15) day period, the Tenant shall notify the Landlord that the title is in the condition required for delivery of a Warranty Deed in accordance with this Article 24 or shall have its attorney deliver a written opinion that the title is not in the condition required for delivery of a Warranty Deed in accordance with this Article 24.

    If the title is in the condition required for delivery of a Warranty
Deed in accordance with this Article 24, the closing shall proceed as set forth below.

    If the title is not in the condition required for delivery of a Warranty Deed in accordance with this Article 24, based on the written opinion of the Tenant's attorney, the Landlord shall have the option either 1) to fulfill the requirements in the title commitment or to remedy the title defects set forth in the opinion of the Tenant's attorney or 2) to terminate the obligation of the Tenant to purchase the Leased Premises under the provisions of this Article 24.

    The closing of the sale of the Leased Premises to the Tenant by the Landlord shall be scheduled within ten (10) days after delivery by the Landlord to the Tenant of 1) a title insurance commitment reflecting the capacity of the Landlord to convey marketable title to the Tenant, subject only to a) easements and building and use restrictions of record; b) liens which will be discharged from the sale proceeds; and c) the acts and omissions of the Tenant from and after the Commencement Date of the Lease; 2) a proposed Warranty Deed prepared in a format for recording after proper execution; and 3) closing statement reflecting appropriate and customary prorations of insurance, utilities, rent and taxes and appropriate allocation of financial responsibility for transfer tax, title insurance premiums, recording fees, etc.

    The closing shall take place at the offices of the Landlord or the Landlord's attorneys. At the closing, in exchange for the Warranty Deed, the Tenant shall deliver to the Landlord the purchase price (plus or minus the amount of any prorations) in cash or cashier's check.


                           ARTICLE 25

                         SECURITY DEPOSIT

     There shall be no security deposit required of the Tenant.


                            ARTICLE 26

            ENVIRONMENTAL MATTERS AND INDEMNIFICATION

     A. LANDLORD'S OBLIGATIONS. During the term of this Lease and any extension thereof, Landlord shall not cause or permit any Hazardous
Material (as defined herein) to be released, brought upon, stored, produced, emitted, disposed of or used upon, about or underneath the Leased Premises by Landlord, its agents, employees, contractors or invitees except as permitted by and in full compliance with Governmental Regulations (as defined herein) and with Tenant's prior approval.

    During the term of this Lease and any extension thereof, Landlord shall, at its sole cost and expense, promptly take all actions required by any federal, state or local governmental agency or political subdivision (as a result of a release, spill or discharge of Hazardous Materials or other contamination about or underneath the Leased Premises by (i) Tenant or any other party prior to April 28, 1993, or (ii) Landlord, its agents, employees, contractors or invitees) to cleanup, remediate and restore the Leased Premises to a lawful condition or to such lesser extent as reasonably recommended by a qualified environmental consulting firm approved by Tenant. Notwithstanding the preceding sentence, Landlord acknowledges that an area of contamination has been identified, and agrees that Landlord will notify the Indiana Department of Natural Resources (or equivalent agency) on or before December 31, 1993 of the existence of such condition, and will remediate such condition as required by
(a) applicable law, ordinance and regulations, or (b) an approved plan of remediation.

    B. TENANT'S REPRESENTATIONS, WARRANTIES AND OBLIGATIONS. Except as otherwise previously disclosed in writing to the

Landlord, the Tenant represents and warrants to the Landlord as follows:

          1. The Tenant shall keep or cause the Leased Premises to be kept free of Hazardous Materials except to the extent that such Hazardous Materials are stored and/or used in compliance with all applicable Governmental Regulations; and, without limiting the foregoing, the Tenant shall not cause or permit the Leased Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable Governmental Regulations; nor shall the Tenant cause or permit, as a result of any intentional act or omission on the part of the Tenant or any subtenant or occupant, a release, spill, leak or emission of Hazardous Materials onto the Leased Premises or onto any other contiguous property. Anything herein to the contrary notwithstanding, the Tenant shall have no obligation to remove, remediate, or cure with respect to any Hazardous Materials or other adverse environmental condition which was in existence at the Leased Premises prior to April 28, 1993.

          2. All federal, state, and local permits, licenses and authorizations required for present use of the Leased Premises or activities of the Tenant have been obtained.

          3. Within six (6) months prior to the end of the terms of this Lease (or the end of any renewal term if this Lease is renewed pursuant to
     Article 23 above), or within three (3) months after the occurrence of any Event of Default which has not been cured, the Tenant shall conduct and complete all investigations, including a Phase I environmental audit and such further audits as reasonably recommended by a qualified environmental consultant approved by Landlord, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials on, under, from or affecting the Leased Premises as required by all applicable Governmental Regulations, in accordance with the orders and directives of all federal, state and local governmental authorities or to such lesser extent as reasonably recommended by a qualified environmental consulting firm approved by Landlord. Such testing, remedial, removal and other actions shall include those required
     by federal and state regulations governing   underground storage tank
     systems. The provisions of this Paragraph shall apply to all Hazardous Materials on, under, from or affecting the Leased Premises as a result of either intentional or unintentional acts or omissions on the part of the Tenant or any subtenant or occupant of the Leased Premises. Notwithstanding anything herein to the contrary, Tenant shall not be responsible for remedial actions, removal or cures related to Landlord's obligations pursuant to this Article 26. If the Tenant fails to conduct an environmental audit as required above, then the Landlord may, at its option and at the expense of the Tenant, conduct such audit.

         With the exception of any environmental audit conducted by the Landlord prior to April 28, 1993, any environmental audit conducted by either party shall be conducted for the mutual benefit of Landlord and Tenant. By conducting any such audit, neither party will assume any control over the environmental affairs or operations of the other party or assume any obligation or liability to the other party or to any third party.

         4.   The Tenant shall:

              a) Do all things necessary to assure that the representations, warranties and covenants set forth herein are met and continue to be accurate and correct.

              b) Assure that all entities acting on behalf of the Tenant are aware of and comply with the obligations of the Tenant under this
         Article 26.

              c) Conduct periodic reviews of the use of the Leased Premises and the activities of the Tenant to assure compliance with the obligations of the Tenant under this Article 26.

              d) Promptly (i) notify the Landlord in writing of any occurrence or development or claim filed by it or against it which would cause any representation, warranty, or covenant set forth in this Article 26 to be incorrect, and (ii) take steps necessary to mitigate the effect of such noncompliance.

         5. The Tenant shall not take any action or allow the Leased Premises to be used in such a manner that any representation, warranty or covenant set forth in this Article 26 becomes incorrect or is not complied with.

    C. LANDLORD'S INDEMNIFICATION. Landlord and its successors and assigns agree to defend, indemnify and hold harmless Tenant, its parent, stockholders, and their respective officers, directors, employees, agents, successors and assigns, from and against any Environmental Damages (as defined herein) arising out of or in any way related to (1) the presence, disposal, release or threatened release of any Hazardous Materials on, over, under, from or affecting the Leased Premises or the soil, water, vegetation, buildings, personal property, persons or animals; (2) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials on the Leased Premises; (3) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials with respect to the Leased Premises; and/or (4) any violation of laws, orders, regulations, or requirements which are based upon or in any way related to such Hazardous Materials used on the Leased Premises. This indemnification shall include, without limitation, all such conditions and/or occurrences (i) existing prior to April 28, 1993, or (ii) directly caused or created by Landlord, its agents, employees, contractors or invitees during the term of this Lease and any extension thereof,

    D. TENANT'S INDEMNIFICATION. Subject to the limitations set forth below, the Tenant shall defend, indemnify and hold harmless the Landlord, its employees, agents, officers, directors, stockholders, successors and assigns, from and against any Environmental Damages arising out of or in any way related to (1) the presence, disposal, release or threatened release of any Hazardous Materials on, over, under, from or affecting the Leased Premises or the soil, water, vegetation, buildings, personal property, persons or animals; (2) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials on the Leased Premises; (3) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials with respect to the Leased Premises; and/or (4) any violation of laws, orders, regulations, requirements or demands of the Landlord, which are based upon or in any way related to such Hazardous Materials used on the Leased Premises.

    The indemnity obligations under this paragraph are specifically limited as follows:

         1. The Tenant shall have no indemnity obligations with respect to Environmental Damages incurred with respect to Hazardous Materials that are first introduced to the Leased Premises or any part of the Leased Premises prior to April 28, 1993.

         2. The Tenant shall have no indemnity obligations with respect to Hazardous Materials that are first introduced to the Leased Premises by the Landlord, its agents, employees, contractors, invitees, successors or assigns,

    The Tenant agrees that in the event this Lease is terminated, the Tenant shall deliver the Leased Premises to the Landlord free of any and all Hazardous Materials which are then required to be removed by Tenant (whether over time or immediately) pursuant to the terms of this Lease and to applicable Governmental Regulations affecting the Leased Premises.

    The provisions of this Article 26 shall be in addition to any and all other obligations and liabilities the Tenant may have to the Landlord under the Lease and in common law, and shall survive (a) the payment of all sums due to the Landlord under the Lease for rent and expenses, or (b) the satisfaction of all of the other obligations of the Tenant under the Lease.

    E. ADJUSTMENT OF RENT. In the event that Landlord fails, refuses, or is unable to perform any of its obligations pursuant to this Article 26, at Tenant's option, after fifteen (15) days prior written notice to Landlord, the monthly rent payable hereunder shall be adjusted to an amount not less than Twenty-Five Thousand Dollars ($25,000.00) per month ("Adjusted Rent"), and the difference between the Adjusted Rent and the monthly rent otherwise payable hereunder may be used and expended by Tenant only to cover the cost of obligations of Landlord as set forth in this Article 26, including Tenant's reasonable costs and expenses incurred in making necessary arrangements for the fulfillment of such obligations, whether performed by Tenant or by third parties.

    F. DEFINITIONS. For the purposes of this Article 26, the following definitions apply:

         1. "Environmental Damages" shall mean (i) all claims, judgments, damages, penalties, fines, costs, liabilities and losses; (ii) all sums paid for settlement of claims, attorney fees, consultant's fees and expert's fees; (iii) all costs incurred in connection with any investigation, removal, action, remedial action, excavation, transportation, handling, treatment, storage, disposal, testing, environmental sampling, analytical services, consulting services, or any other type of action reasonably necessary and appropriate to identify and characterize, correct and dispose of any adverse environmental condition affecting the Leased Premises, such cleanup, remediation, removal or restoration to be completed to the extent required by any federal, state or local governmental agency or political subdivision or to such lesser extent as reasonably recommended by a qualified environmental consulting firm approved by the party to be indemnified hereunder, which approval will not be unreasonably withheld or delayed.

         2. "Governmental Regulations" means any law, regulation, rule, policy, ordinance, or similar requirement of the United States, any state, and any county, municipality or other agency or subdivisions of the United States or any state.

         3. "Hazardous Materials" includes, without limitation, a) any flammable explosives, radioactive materials, pollutants, contaminants, hazardous materials, hazardous wastes, hazardous or toxic substances or other chemical substances or related materials defined in or regulated by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous
    Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local government law, ordinance, rule or regulation, and b) any petroleum, crude oil or any fraction thereof.


                                 ARTICLE 27

                              ENTIRE AGREEMENT

    This Lease sets forth all of the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises, and Landlord and Tenant respectively acknowledge that there are no covenants, promises, agreements, representations, inducements, conditions or understandings, either oral or written, between Landlord and Tenant other than herein set forth. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.


                                 ARTICLE 28

                               QUIET ENJOYMENT

    Landlord warrants that Tenant, upon paying the rents hereinbefore provided and in performing each and every covenant hereof, shall peacefully and quietly hold, occupy and enjoy the Leased Premises throughout the term hereof, without molestation or hindrance by any person holding under or through Landlord.


                                 ARTICLE 29

                    ACKNOWLEDGEMENT BY TENANT THAT LEASE
                         IS IN FULL FORCE AND EFFECT


    Tenant agrees at any time and from time to time upon not less than ten (10) days' prior written request by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Leased Premises.


                                 ARTICLE 30

                            LANDLORD'S LIABILITY

    If Landlord shall fail to perform any covenant, term or condition of this Lease upon the Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Leased Premises or through voluntary cash payment by the Landlord, and Landlord shall not be liable for execution or levy upon other assets or for any deficiency.


                                 ARTICLE 31

                        LAWS OF THE STATE OF INDIANA

    This Lease shall be governed by, and construed in accordance with, the laws of the State of Indiana. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by Law.


                                 ARTICLE 32

                                   NOTICES

    All bills, notices, statements, communications to or demands (collectively, "Notices or Demands") upon Landlord or Tenant, desired or required to be given under any of the provisions hereof, must be in writing, Any such Notices or Demands will be deemed to have been duly and sufficiently given if (a) a properly addressed copy thereof has been mailed by United States certified mail, return receipt requested, in an envelope properly stamped and addressed,
(b) by means of a reputable overnight delivery service guaranteeing next day delivery ("Overnight Courier"), or (c) personally delivered at:

    If to Landlord:

                CPC Associates, Inc.
                2860 N. National Road
                Columbus, Indiana 47202-0387

        With a copy to:

                Laurence M. Luke, Esq.
                Thomas P. Martin, Esq.
                Dean & Fulkerson, P.C.
                801 West Big Beaver Road
                Fifth Floor
                Troy, Michigan 48084

    If to Tenant:

                G L Industries of Indiana, Inc.
                2860 N. National Road
                Columbus, Indiana 47202-0387

        With a copy to:

                Michael B. Lewis, Esq.
                Kerr, Russell & Weber
                One Detroit Center
                500 Woodward Avenue
                Suite 2500
                Detroit, Michigan 48226-3406

or at such other address as either Landlord or Tenant may have last furnished in writing to the other for such purpose. Except where receipt of notice is expressly required in this Lease, the effective date of such Notice or Demand will be deemed to be the time when personally delivered or mailed (either by United States Mail or Overnight Courier) as herein provided.


                                 ARTICLE 33

                                  CAPTIONS

    The captions of the paragraphs in this Lease Agreement are inserted and included solely for convenience and shall never be considered or given any effect in construing the provisions hereof if any question of intent should arise.

                                   ARTICLE 34

                                  TERMINOLOGY

    All personal pronouns used in this Lease Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa.


                                   ARTICLE 35

                                   SUCCESSORS

    This Lease shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, administrators, executors, representatives, successors and assigns.


                                   ARTICLE 36

                              FINANCIAL STATEMENTS

    Tenant agrees to furnish the Landlord with a copy of its financial statements as compiled by an independent certified public accountant in accordance with generally accepted accounting principles within ninety (90) days of the end of Tenant's fiscal year.


                                   ARTICLE 37

                         TERMINATION OF PREVIOUS LEASE

    Landlord and Tenant agree that, upon the execution of this Lease, the Original Lease between Landlord and Tenant for the Leased Premises dated March 31, 1990 shall be terminated and that the provisions of this Lease shall supersede the provisions of the Original Lease dated March 31, 1990 between the Landlord and the Tenant.


                                   ARTICLE 38

                              CONSENT OF LANDLORD

    Whenever Tenant is required to obtain the consent or approval of Landlord as to any matter, decision or request described in the Lease, Landlord agrees not to unreasonably withhold or delay its decision beyond ten (10) days. In the event that Landlord fails to respond to any such request within such 10-day period, then such consent or approval shall be deemed denied. In the event that Landlord's discretion is required to be exercised as to any matter other than a consent or approval described above, then Landlord agrees to exercise such discretion in a reasonable manner unless the language of a specific Article provides that the Landlord may withhold its consent in its sole discretion.


                                 ARTICLE 39

                                 ARBITRATION

    Any controversy or claim arising out of or relating to this Lease or the breach thereof shall settled by arbitration before three arbitrators appointed according to the Commercial Arbitration Rules of the American Arbitration Association and the laws of the State of Michigan. The arbitration shall be held in Southfield, Michigan, Judgment upon the award rendered by a majority of the arbitrators may be entered in any court having jurisdiction thereof. In the event of arbitration, the parties agree as follows:

    A. Each party shall have an absolute veto over any arbitrator, although said veto must be utilized in good faith.
    B. The arbitrators will be urged to permit discovery as long as said discovery does not unduly delay the arbitration process.
    C. The arbitrators shall complete their proceedings and render their decision within 60 days after submission of the dispute to them, unless the parties shall agree to an extension.
    D. There can be no award of money without an opinion of law and a finding of facts upon which said award is based.

    IN WITNESS WHEREOF, the parties hereto have executed or caused this Lease Agreement to be executed as of the day and year first above written.

                                   LANDLORD:

WITNESSES:                         CPC ASSOCIATES, INC.

Thomas P. Martin                   By: Laurence M. Luke
---------------------------        ------------------------------
THOMAS P. MARTIN                    LAURENCE M. LUKE, PRES.

Daniel J. Schulte
---------------------------
DANIEL J. SCHULTE

                                TENANT:

WITNESSES:                      G L INDUSTRIES OF INDIANA, INC.

Thomas P. Martin                By: Joseph M. Bione
---------------------------        ------------------------------
THOMAS P. MARTIN                    JOSEPH M. BIONE, PRES.

Donald A. Pierce, Jr.
---------------------------
DONALD A. PIERCE, JR.

STATE OF MICHIGAN)
         --------
                  )SS
COUNTY OF OAKLAND)
          -------

        On this 28 day of APRIL, 1993, before me appeared LAURENCE M. LUKE, the PRESIDENT of CPC ASSOCIATES, INC., an Indiana corporation, to me personally known, who being by me duly sworn, did state that the foregoing instrument was executed on behalf of said corporation as Landlord by authority of its Board of Directors and acknowledged said instrument to the free act deed of said corporation.
                           JULIET DISESSA
                           ---------------------------
                           Notary Public, Oakland County

                           ------------
                           My commission expires:
                                                   JULIET DISESSA
                                            NOTARY PUBLIC, OAKLAND COUNTY, MI
                                            MY COMMISSION EXPIRES FEB. 4, 1996

STATE OF MICHIGAN)
         -------- )SS
COUNTY OF OAKLAND)
          -------

        On this 28 day of APRIL, 1993, before me appeared JOSEPH M. BIONE, the PRESIDENT of G L INDUSTRIES OF INDIANA, INC., an Indiana corporation, to me personally known, who being by me duly sworn, did state that the foregoing instrument was executed on behalf of said corporation as Tenant by authority of its Board of Directors and acknowledged said instrument to be the free act and deed of said corporation.

                           JULIET DISESSA
                           ---------------------------
                           Notary Public,       County,
                                         ------
                           ------------
                           My commission expires:
                                                   JULIET DISESSA
                                            NOTARY PUBLIC, OAKLAND COUNTY, MI
                                            MY COMMISSION EXPIRES FEB. 4, 1996

        This instrument prepared by and, when recorded, return to:

                          Thomas P. Martin, Esq.
                          Dean & Fulkerson, P.C.
                     801 W. Big Beaver Rd., Suite 050
                          Troy, Michigan  48084

                                  EXHIBIT A

                              LEGAL DESCRIPTION


Land situated in the City of Columbus, County of Bartholomew and State of Indiana, more particularly described as follows:

    Lot Number Two (2) of Jackson Minor Plat in the City of Columbus, Indiana as recorded in Plat Book "P", Page 76A in the office of the Recorder of Bartholomew County, Indiana, subject to all easements, restrictions, covenants and rights-of-way of record.

                                     Final